                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                               DATASCOPE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645
                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 12, 1995
                                ---------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datascope Corp. (the "Corporation") will be held at 11:00 o'clock A.M., local time, on December 12, 1995, at The Harmonie Club, 4 East 60th Street, New York, New York, for the following purposes:

     1. To elect two directors of the Corporation to hold office until the Annual Meeting of Shareholders occurring in 1998 and until the election and qualification of their respective successors;

     2. To approve the adoption of the Datascope Corp. 1995 Stock Option Plan;

     3. To approve the grant to each of the non-employee directors of the Corporation of a ten-year option to purchase 5,000 shares of Common Stock; and

     4. To transact such other business as may properly come before the meeting.

     Only holders of record of the Corporation's Common Stock at the close of business on October 27, 1995 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such shareholders may vote in person or by proxy.

     SHAREHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,
                                                 MURRAY PITKOWSKY,
                                                    Secretary

Dated: November 1, 1995

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645
                                ---------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Datascope Corp. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 11:00 o'clock A.M., local time, on December 12, 1995, at The Harmonie Club, 4 East 60th Street, New York, New York, and at any adjournments thereof. The purposes of the meeting are:

     1. To elect two directors of the Corporation to hold office until the Annual Meeting of Shareholders occurring in 1998 and until the election and qualification of their respective successors;

     2. To approve the adoption of the Datascope Corp. 1995 Stock Option Plan;

     3. To approve the grant to each of the non-employee directors of the Corporation of a ten-year option (the "Director Options") to purchase 5,000 shares of Common Stock; and

     4. To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) for the approval of the Datascope Corp. 1995 Stock Option Plan (the "1995 Stock Option Plan"), (iii) for the approval of the grant of the Director Options; and (iv) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is November 1, 1995.

                                     VOTING

     Holders of record of the Corporation's Common Stock on October 27, 1995, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 16,103,980 shares of Common Stock outstanding and entitled to vote, and a majority, or 8,051,991 of these shares, will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

     The favorable vote of a majority of the votes cast at the meeting is necessary to elect each director of the Corporation, to adopt the 1995 Stock Option Plan, and to approve the Director Options. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees named below, FOR the adoption of the 1995 Stock Option Plan, and FOR the approval of the Director Options.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     Two directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. Both such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

     The following information is supplied with respect to the nominees for election as directors of the Corporation in class I, and for the directors in classes II and III whose terms expire at the Annual Meeting of Shareholders occurring in 1996 and 1997, respectively, and until the election and qualification of their respective successors. Unless otherwise indicated below, each director has had the principal occupation(s) indicated on the table for five years or more.

                             NOMINEES FOR DIRECTOR

     CLASS I (If elected each director will hold office until the Annual Meeting of Shareholders occurring in 1998 and until the election and qualification of their respective successors.)

                                                                         HAS BEEN A DIRECTOR
                                         PRINCIPAL OCCUPATION            OF THE CORPORATION
  NAME OF DIRECTOR       AGE                OR EMPLOYMENT                      DURING
---------------------    ---     ------------------------------------    -------------------
George Heller            73      Director(1)                               1970-1979;
                                                                           1980-present
William L. Asmundson     58      Senior Investment Manager of              1969-present
                                 Rockefeller & Co. Inc.

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

     CLASS II

                                                                         HAS BEEN A DIRECTOR
                                         PRINCIPAL OCCUPATION            OF THE CORPORATION
   NAME OF NOMINEE       AGE                OR EMPLOYMENT                      DURING
---------------------    ---     ------------------------------------    -------------------
David Altschiller        54      Chairman/Chief Executive Officer of       1982-present
                                 Altschiller & Company(2)
Joseph Grayzel, M.D.     64      Consultant to the Corporation and         1969-present
                                 Physician

     CLASS III

                                                                         HAS BEEN A DIRECTOR
                                         PRINCIPAL OCCUPATION            OF THE CORPORATION
  NAME OF DIRECTOR       AGE                OR EMPLOYMENT                      DURING
---------------------    ---     ------------------------------------    -------------------
Lawrence Saper           67      Chairman of the Board and President       1964-present
                                 of the Corporation
Norman M. Schneider      84      Business Consultant(3)                    1982-present

---------------
(1) Mr. Heller also served as Senior Vice President of the Corporation from 1970 through 1979 and from 1980 through October 19, 1992 and as Secretary of the Corporation from 1970 through 1979 and from 1980 through December 31, 1992.

(2) Mr. Altschiller is the Chairman of the Board and Chief Executive Officer of Altschiller & Company (the "Agency"), an advertising agency. Formerly named Altschiller, Reitzfield, Davis/Tracey-Locke, the Agency separated from Tracey-Locke in May 1992. The Agency is a wholly-owned subsidiary of Omnicom, Inc., a publicly-owned communications company.

(3) Mr. Schneider is also a director of Park Electrochemical Corp. and Toys "R" Us, Inc.

                             MEETINGS OF THE BOARD

     During the fiscal year ended June 30, 1995, five meetings of the Board of Directors were held. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served.

     The Board of Directors has an audit committee consisting of Messrs. Altschiller, Asmundson and Schneider. The primary functions of the committee are to review the Corporation's financial statements, recommend the appointment of the Corporation's independent auditors and review the overall scope of the audit. This committee held two meetings during the Corporation's last fiscal year.

     The Corporation has a stock bonus committee consisting of Dr. Grayzel and Messrs. Saper and Heller. This committee is empowered to authorize the issuance of up to 100 shares of the Corporation's Common Stock to each of certain employees of the Corporation or of its subsidiaries who have been employed for at least 10 years or who have provided outstanding services on behalf of the Corporation. This committee held one meeting during the Corporation's last fiscal year.

     The Board of Directors also has a compensation committee consisting of Messrs. Altschiller, Asmundson and Schneider. The primary responsibility of this committee is to administer and make recommendations to the Board regarding the Corporation's bonus plans, to review the compensation arrangements relating to officers who are members of the Board of Directors and to administer the Corporation's 1981 Incentive Stock Option Plan (the "1981 Stock Option Plan") and the 1995 Stock Option Plan. This committee held four meetings during the Corporation's last fiscal year.

     The Board of Directors has no standing nominating committee.

                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

     The following table provides information as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities as of October 1, 1995 (unless otherwise indicated):

                     NAME AND ADDRESS                      AMOUNT AND NATURE        PERCENT OF
                  OF BENEFICIAL OWNER(1)                OF BENEFICIAL OWNERSHIP   COMMON STOCK(2)
    --------------------------------------------------  -----------------------   ---------------
    Lawrence Saper....................................         2,974,205(3)            17.6%
    14 Philips Parkway
    Montvale, NJ 07645
    State of Wisconsin Investment Board...............           865,000(4)             5.1%
    P.O. Box 7842
    Madison, WI 53707

---------------
(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names as of October 1, 1995, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 1995. For purposes of calculating Mr. Saper's beneficial ownership, any shares subject to options exercisable within 60 days of October 1, 1995 are deemed to be outstanding.

(3) Includes (i) 30,901 shares held in trust for the benefit of Mr. Saper's minor children, (ii) 3,150 shares owned by Carol Saper, Mr. Saper's wife, and (iii) 400,000 shares held in trust for the benefit of Carol Saper and certain descendants of Mr. Saper; Mr. Saper disclaims beneficial ownership as to all such shares. Includes 545,000 shares which are subject to currently exercisable options. This includes an option to purchase 500,000 shares, which option became exercisable on August 3, 1994, subject to the condition that the average of the high and low bid price of the Common Stock as quoted on NASDAQ on the date of exercise is at least $20. The exercise price of the option is $14.00, which was the fair market value of the Common Stock on the date of grant.

(4) Number of shares beneficially owned by State of Wisconsin Investment Board according to a report of Vickers Stock Research Corporation, for the period ending June 30, 1995.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information as of October 1, 1995 with respect to the Common Stock of the Corporation beneficially owned by each director and nominee (except Mr. Saper, whose holdings are shown in the preceding table) and each of the Named Executive Officers (as defined in "Executive Compensation" below), other than Mr. Saper, and by all directors and executive officers as a group (including Mr. Saper):

                                                         AMOUNT AND NATURE          PERCENT OF
              NAME OF BENEFICIAL OWNER(1)             OF BENEFICIAL OWNERSHIP     COMMON STOCK(2)
    ------------------------------------------------  -----------------------     ---------------
    David Altschiller...............................            39,650(3)                  *
    William L. Asmundson............................            28,250(4)                  *
    Joseph Grayzel, M.D.............................           266,992(5)                1.6%
    George Heller...................................            74,432(6)                  *
    Norman M. Schneider.............................            27,500(4)                  *
    Murray Pitkowsky................................            64,817(7)                  *
    Russell Van Zandt...............................            14,842(8)                  *
    Richard Monastersky.............................            40,386(9)                  *
    Stephen E. Wasserman............................             6,250(10)                 *
    All executive officers and directors as a group
      (consisting of 13 individuals)................         3,619,141(11)              21.4%

---------------
 * Less than 1%.

 (1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.

 (2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 1995. For the purpose of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of October 1, 1995 are deemed to be beneficially owned by, and outstanding with respect to, such person.

 (3) Includes 29,000 shares which are subject to currently exercisable options.

 (4) Amounts beneficially owned by each of William L. Asmundson and Norman M. Schneider include 14,000 shares which are subject to currently exercisable options.

 (5) Does not include 31,500 shares held in the name of Dr. Grayzel's children (all of whom have attained majority) under the Uniform Gift to Minors Act, as to which shares Dr. Grayzel disclaims beneficial ownership. Includes 51,000 shares which are subject to currently exercisable options. Does not include 25,000 shares which are subject to options which will vest on the attainment of certain milestones.

 (6) Includes 8,000 shares which are subject to currently exercisable options.

 (7) Includes 26,500 shares which are subject to currently exercisable options.

 (8) Includes 13,500 shares which are subject to currently exercisable options.

 (9) Includes 35,250 shares which are subject to currently exercisable options.

(10) Includes 6,250 shares which are subject to currently exercisable options.

(11) Includes 808,125 shares which are subject to currently exercisable options.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the office indicated for more than five years:

            NAME               AGE              POSITIONS AND OFFICES PRESENTLY HELD
-----------------------------  ---   ----------------------------------------------------------
Lawrence Saper...............  67    Chairman of the Board and President
Ernst Janzen.................  59    Senior Vice President
Murray Pitkowsky.............  64    Senior Vice President and Secretary(1)
Barry Cheskin................  35    Vice President; President -- Collagen Products Division (2)
Richard Monastersky..........  40    Vice President, Human Resources(3)
Russell Van Zandt............  54    Vice President; President -- Cardiac Assist Division(4)
Stephen E. Wasserman.........  49    Vice President, Chief Financial Officer and Treasurer;
                                     President -- Patient Monitoring Division(5)
S. Arieh Zak, Esq............  34    Vice President of Regulatory Affairs and Corporate
                                     Counsel(6)

---------------
(1) Mr. Pitkowsky has been employed by the Corporation as Senior Vice President since October 19, 1992, and as Secretary since January 1, 1993. From April 1986 through October 19, 1992, Mr. Pitkowsky served as Vice President, Finance and Treasurer of the Corporation. He also served as Treasurer from February 28, 1994 to May 23, 1994, and as Chief Financial Officer from August 17, 1994 to May 16, 1995.

(2) Mr. Cheskin has been employed by the Corporation as Vice President and President of the Collagen Products Division (formerly the VasoSeal and Bioplex Divisions) since May 18, 1994. Mr. Cheskin served as General Manager of the VasoSeal and Bioplex Divisions from November 18, 1992 to May 18, 1994. Previously, he served as Director of Business Development for the Corporation from April 1, 1992. Prior to joining the Corporation, Mr. Cheskin was a Senior Associate at Booz, Allen & Hamilton, a consulting firm, where he worked from 1988 until he joined the Corporation.

(3) Mr. Monastersky has been employed by the Corporation in his current position since October 15, 1990. From August 1988 through such date, Mr. Monastersky served as the Director of Human Resources of the Corporation.

(4) Mr. Van Zandt has been employed by the Corporation in his present position since July 16, 1992. From November 1989 through such date, Mr. Van Zandt served as President of Bard Vascular Systems. From April 1986 through November 1989, Mr. Van Zandt served as President of Bard Electro Medical Systems.

(5) Mr. Wasserman has been employed by the Corporation as Vice President and Treasurer since May 18, 1994, and as Chief Financial Officer since May 16, 1995. Mr. Wasserman also served as Chief Financial Officer of the Corporation from May 18, 1994 through August 17, 1994. On August 17, 1994, Mr. Wasserman was appointed President of the Patient Monitoring Division. From August 1989 through December 1993 Mr. Wasserman served as a General Manager of Melville Biologics and Vice President of N.Y. Blood Center.

(6) Mr. Zak has been employed by the Corporation as Corporate Counsel since November 23, 1992, and as Vice President, Regulatory Affairs since September 20, 1995. Mr. Zak served as Director of Corporate Regulatory Affairs from June 17, 1993 to September 20, 1995. From 1986 through 1992, Mr. Zak served as a litigation associate at Sullivan & Cromwell.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the fiscal years ended June 30, 1995, 1994 and 1993, the compensation for services in all capacities to the Corporation of those persons who were at June 30, 1995 the chief executive officer and the other four most highly compensated executive officers of the Corporation (collectively, the "Named Executives"):

                                                                                   LONG TERM COMPENSATION
                                                                               ------------------------------
                                                                                      AWARDS
                                                 ANNUAL COMPENSATION           --------------------   PAYOUTS
                                         -----------------------------------   RESTRICTED             -------
                                                                OTHER ANNUAL     STOCK                 LTIP      ALL OTHER
                                         SALARY        BONUS    COMPENSATION     AWARDS     OPTIONS   PAYOUTS   COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR     ($)          ($)         ($)           ($)         (#)       ($)        ($)(1)
--------------------------------  ----   -------      -------   ------------   ----------   -------   -------   ------------
Lawrence Saper,.................  1995   630,000      400,000      137,221(2)      --           --      --          8,540
Chairman of the Board and         1994   630,000      756,000      116,662(2)      --       500,000     --          9,341
Chief Executive Officer           1993   630,000      630,000       79,738(2)      --       45,000      --          6,416
Murray Pitkowsky,...............  1995   215,000       75,000           --         --           --      --          6,205
Senior Vice President and         1994   212,500       67,500(3)        --         --        5,000      --          6,279
Secretary                         1993   201,000      102,500           --         --        4,000      --          6,176
Stephen E. Wasserman,...........  1995   185,000      100,000           --         --        5,000      --          1,360
Vice President, Treasurer and     1994    21,875(4)    25,000           --         --       20,000      --            111
Chief Financial Officer;          1993        --           --           --         --           --      --             --
President, Patient Monitoring
Division
Russell Van Zandt...............  1995   208,400      120,000           --         --        5,000      --          4,936
Vice President, President,        1994   199,583      110,000       67,019(5)      --        2,000      --          5,780
  Cardiac Assist Division         1993   182,083       50,000(6)   182,768(7)      --       15,000      --             --
Richard Monastersky.............  1995   181,750      100,000       40,472(8)      --        5,000      --          4,873
Vice President, Human Resources   1994   171,250      100,000       35,610(9)      --        5,000      --          5,337
                                  1993   153,750       80,000           --         --        3,000      --          5,384

---------------
(1) Amounts in this column represent (a) Corporation matching contributions under the Corporation's 401(k) Savings and Supplemental Retirement Plan,
    (b) premiums for term life insurance and (c) with respect to split dollar life insurance policies maintained by the Corporation for the benefit of Messrs. Saper and Pitkowsky, the actuarial value of the benefit to such Named Executives of the current year's insurance premium paid by the Corporation in excess of that required to fund the death benefit under the policy. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 1993 are as follows. Saper: (a) $4,497,
    (b) $645 and (c) $1,274. Pitkowsky: (a) $4,604, (b) $297 and (c) $1,275.
    Monastersky: (a) $4,739 and (b) $645. The amounts comprising items (a),
    (b) and (c) described above for each Named Executive in fiscal year 1994 are as follows. Saper: (a) $4,620, (b) $615 and (c) $4,106. Pitkowsky:
    (a) $4,647, (b) $357 and (c) $1,275. Wasserman: (a) $0 and (b) $111.
    Van Zandt: (a) $5,165 and (b) $615. Monastersky: (a) $4,722 and (b) $615.
    The amounts comprising items (a), (b) and (c) described in the preceding sentence for each Named Executive in fiscal year 1995 are as follows.
    Saper: (a) $4,620, (b) $885 and (c) $3,035. Pitkowsky: (a) $4,620,
    (b) $597 and (c) $988. Wasserman: (a) $475 and (b) $885. Monastersky:
    (a) $3,988 and (b) $885. Van Zandt (a) $4,051 and (b) $885. Cumulative net life insurance premiums paid under the split dollar life insurance program are recoverable (i) with respect to Mr. Saper, on death, if not recovered earlier, and (ii) with respect to Mr. Pitkowsky, at retirement or death.

(2) Payments were for automobile and expense allowance, respectively, in the following amounts: $67,476 and $69,745 in fiscal 1995; $67,500 and $49,162 in fiscal 1994; $53,638 and $26,100 in fiscal 1993.

(3) Includes $22,500 additional bonus paid in fiscal year 1994 with respect to fiscal year 1993.

(4) Mr. Wasserman commenced employment with the Corporation on May 18, 1994.

(5) Includes $62,773 reimbursement for relocation expenses and $4,246 representing personal use of automobile leased by the Corporation.

(6) Includes $10,000 bonus paid upon commencement of employment.

(7) Reimbursement for relocation expenses.

(8) Includes $30,025 for loan forgiveness, $6,776 for personal use of automobile leased by the Corporation and $3,671 allowance for personal tax services.

(9) Includes $23,049 reimbursement for relocation expenses and $12,561 representing personal use of automobile leased by the Corporation.

OPTIONS OF NAMED EXECUTIVES TO PURCHASE SECURITIES

     On October 1, 1981, the Corporation adopted the 1981 Stock Option Plan, which was subsequently approved by the shareholders at the 1981 Annual Meeting. Options that qualify as, and options that do not qualify as, incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), may be granted thereunder. The 1981 Stock Option Plan, as amended, reserved 3,075,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The 1981 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The 1981 Stock Option Plan terminates on September 30, 1996; however, on September 19, 1995 options to purchase all remaining shares of Common Stock reserved for issuance under the 1981 Stock Option Plan were granted. Consequently, the Corporation can no longer issue options under the 1981 Stock Option Plan.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZED
                                 INDIVIDUAL GRANTS                                        VALUE AT ASSUMED
                           -----------------------------                                  ANNUAL RATES OF
                           NUMBER OF                                                        STOCK PRICE
                           SECURITIES      % OF TOTAL                                     APPRECIATION FOR
                           UNDERLYING    OPTIONS GRANTED    EXERCISE                        OPTION TERM
                            OPTIONS       TO EMPLOYEES       PRICE        EXPIRATION     ------------------
          NAME             GRANTED(#)    IN FISCAL YEAR      ($/SH)          DATE         5%($)     10%($)
-------------------------  ----------    ---------------    --------    --------------   -------   --------
Lawrence Saper...........         0              --               --                --        --         --
Murray Pitkowsky.........         0              --               --                --        --         --
Stephen E. Wasserman.....     5,000(1)          1.8%        $ 15.625    Sept. 21, 2004   $49,132   $124,511
Russell Van Zandt........     5,000(1)          1.8%        $ 15.625    Sept. 21, 2004   $49,132   $124,511
Richard Monastersky......     5,000(1)          1.8%        $ 15.625    Sept. 21, 2004   $49,132   $124,511

---------------
(1) The option becomes exercisable in four equal annual installments beginning on September 22, 1995.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED        VALUE          AT FISCAL YEAR END(#)          AT FISCAL YEAR END($)
        NAME           ON EXERCISE(#)      REALIZED($)     EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
---------------------  ---------------     -----------     --------------------------     --------------------------
Lawrence Saper.......         0                 0                45,000/500,000                      0/1,437,500
Murray Pitkowsky.....         0                 0                37,750/  7,250                207,195/   11,250
Stephen E.
  Wasserman..........         0                 0                 5,000/ 20,000                 13,125/   45,625
Russell Van Zandt....         0                 0                 8,000/ 14,000                  1,500/   10,750
Richard
  Monastersky........         0                 0                30,500/ 11,750                171,132/   17,500

PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                       -------------------------------------------------------
              REMUNERATION               15          20          25          30          35
    ---------------------------------  -------     -------     -------     -------     -------
    $125,000.........................   28,125      37,500      46,875      56,250      65,625
    $150,000.........................   33,750      45,000      56,250      67,500      78,750
    $175,000.........................   39,375      52,500      65,625      78,750      91,875
    $200,000.........................   45,000      60,000      75,000      90,000     105,000
    $225,000.........................   50,625      67,500      84,375     101,250     118,125
    $250,000.........................   56,250      75,000      93,750     112,500     131,250
    $300,000.........................   67,500      90,000     112,500     135,000     157,500
    $400,000.........................   90,000     120,000     150,000     180,000     210,000
    $450,000.........................  101,250     135,000     168,750     202,500     236,250
    $500,000.........................  112,500     150,000     187,500     225,000     262,500

     The Corporation maintains the Datascope Corp. Pension Plan. Each year the Corporation contributes an amount necessary to fund the plan on an actuarial basis. Pension benefits to be received upon retirement are determined by an employee's highest 5 consecutive years' earnings (based on base salary, commission and certain bonus compensation paid to sales and service representatives) in the 10 years preceding retirement, length of service with the Corporation and age at retirement. Mr. Saper is currently credited with 31 years of service under the plan, Mr. Pitkowsky with 9 years, Mr. Monastersky with 7 years, Mr. Wasserman with 1 year and Mr. Van Zandt with 3 years. Pensions are reduced by 1.5% of an employee's estimated primary Social Security benefit for each year of credited service (to a maximum of 33 1/3 years). The net pension is limited as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The foregoing table illustrates annual pension benefits on a single life basis, assuming retirement at age 65 and prior to reduction for Social Security benefits or application of the ERISA limits.

     The Corporation also maintains certain plans which provide for supplemental pension benefits for Messrs. Saper and Pitkowsky (the "Supplemental Benefits Plans"). Under the terms of the plan maintained for Mr. Pitkowsky, upon attaining the age of 65, Mr. Pitkowsky is entitled to receive specified monthly payments for 15 years, which payments may be increased if the participant continues to work for the Corporation after age 65. In general, the payments to be received were fixed by determining the difference between (i) 60% of a pre-determined amount deemed to represent average compensation for the five years prior to age 65 and (ii) the monthly retirement benefit that would be payable under the Datascope Corp. Pension Plan (which amounts are limited by ERISA). The plan in effect for Mr. Pitkowsky also provides for survivor benefits, including monthly payments upon death. The plan in effect for Mr. Saper during fiscal year 1995 provides that upon his retirement, Mr. Saper is entitled to receive annual lifetime payments, the amounts of which will be based on average total compensation for the three years in which Mr. Saper's compensation was greatest of the ten years immediately preceding Mr. Saper's retirement. The plan in effect for Mr. Saper provides survivor benefits in the form of a $10,000,000 life insurance policy, maintained pursuant to a split-dollar agreement among Mr. Saper, the Corporation, and a trust for the benefit of Mr. Saper's family. The Corporation's net investment in the program is recoverable on Mr. Saper's death, but may be repaid sooner by the trust. Benefits under each Supplemental Benefits Plan are paid from the general funds of the Corporation; however, the Corporation purchases key-man insurance intended to recover substantially all of the net after-tax cost of the benefits and the net outlay for the insurance plus a portion of the interest paid or imputed for the use of the Corporation's money. The estimated annual benefit payable upon retirement to Mr. Saper under his Supplemental Benefits Plan is $1,257,000. The total annual benefit payable upon retirement to Mr. Pitkowsky under his Supplemental Benefits Plan is $88,466.

COMPENSATION OF DIRECTORS

     Each director of the Corporation (except Mr. Saper and Dr. Grayzel) receives an annual director's fee of $7,000 and an attendance fee of $1,000 for each meeting of the Board attended by that director and $500 per committee meeting attended.

     From time to time, the Corporation has granted to directors options to purchase shares of Common Stock (such as the Director Options). All such options remain exercisable in full until the earlier of ten years after the date of grant or the termination of status as a director of the Corporation, and are not transferable except that each of the options may be exercised by an executor or administrator within one year after an optionee's death or disability but not beyond the option's normal expiration date. Each option provides that the optionee may pay for any shares acquired pursuant to the exercise of such option by cash or check or by transfer to the Corporation of a number of shares of the Corporation's Common Stock with an aggregate market value equal to the aggregate option exercise price. Such options do not qualify as incentive stock options under the Code. For federal income tax purposes, an optionee will realize taxable income on the date of exercise of an option, and the Corporation will then be allowed a deduction from income, equal to the excess of (a) the aggregate market value, on the date of exercise, of the shares so acquired over
(b) the aggregate option exercise price for such shares. See also "Approval of the Director Options."

     Transactions with respect to stock options granted to directors who are officers of the Corporation pursuant to the 1981 Stock Option Plan and with respect to the any other director options which have been approved by the Corporation's shareholders are exempt from the short-swing trading liability provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 of the Exchange Act. The 1981 Stock Option Plan does not cover grants to directors who are not employees or officers of the Corporation.

EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Corporation entered into a five-year employment agreement with Mr. Saper, dated as of June 30, 1991. The employment agreement provides for automatic one year extensions after June 30, 1996 unless either party gives notice of intent not to extend one hundred and eighty days prior to the end of the initial five-year term or any extension. The employment agreement provides for an annual base salary of $630,000 until June 30, 1994 after which increases will be as determined by the Compensation Committee. Mr. Saper is also entitled to participate in the Corporation's Annual Bonus Plan (the "Bonus Plan") described below. Mr. Saper may terminate the agreement for good reason, including a significant breach by the Corporation of its obligations thereunder or certain changes in control of the Corporation, in which event Mr. Saper is entitled to receive a lump sum payment equal to his compensation as then in effect (including base salary and prior year's bonus compensation) multiplied by the number of years remaining in his term of employment or, if greater, an amount equal to his compensation as then in effect multiplied by 2.99. Under the agreement, if Mr. Saper voluntarily decides to reduce his duties while the employment agreement is in effect, he and the Corporation will negotiate a mutually agreeable five-year consulting arrangement. Under the terms of any such consulting arrangement, Mr. Saper would be entitled to the retirement benefits provided by his employment agreement during the term of the consulting arrangement.

     The Corporation has agreed that in the event of a change in control of the Corporation Messrs. Pitkowsky and Wasserman would be entitled to a lump-sum payment of 2.5 times such individual's annual base salary then in effect.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee of the Board of Directors (the "Compensation Committee") establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executives. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee's overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

Philosophy and Policy

     The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under the Bonus Plan described below, and long-term performance of the Corporation is rewarded through the grant of stock options under the 1981 Stock Option Plan described above. As noted above, there are no shares remaining for issuance under the 1981 Stock Option Plan; accordingly, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, the adoption of the 1995 Stock Option Plan. The bonuses and stock options are in addition to executives' yearly base salaries, which are determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to the Corporation in the Corporation's industry.

     The Bonus Plan allows for annual bonus payments to eligible executives based on attainment of overall corporate and division earnings targets. The divisional earnings targets are established annually by the divisional presidents and approved by Mr. Saper and the overall corporate earnings targets are established annually by the Corporation's Board of Directors. Bonuses are granted to participants if the target level of earnings growth is achieved, and the size of the executive's bonus increases with the level of earnings growth up to a certain maximum level of bonus. Mr. Saper has the discretion, subject to approval of the Board of Directors, to grant special awards or adjust annual awards in the event that corporate or divisional results do not adequately reflect a participant's effort. The percentage of an eligible executive's salary which may be earned as a bonus varies depending on the employee's position with the Corporation.

     The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Corporation, the grant of stock options aligns the interest of the executives with those of the Corporation's shareholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, and based on the employee's performance and position with the Corporation.

Compensation of the Chief Executive Officer

     Mr. Saper's compensation for fiscal year 1995 was determined by an employment agreement entered into in June 1991. The overall compensation included in the agreement was determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to the Corporation in the Corporation's industry. Pursuant to that agreement, Mr. Saper is entitled to participate in the Bonus Plan. The Compensation Committee has determined that, in addition to continued earnings growth of the Corporation, an important goal for Mr. Saper is to build greater management depth and provide for eventual succession. Accordingly, while much of Mr. Saper's bonus of $400,000 for the fiscal year ended June 30, 1995 was based on the achievement of the Corporation's overall corporate earnings target established by the Board of Directors for that year, as well as Mr. Saper's leadership of the Corporation during that year, a portion of Mr. Saper's bonus was based on Mr. Saper's development of a management succession plan, including specific steps and a time-table for implementation of the plan.

Deductibility of Executive Compensation

     Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. In addition, pursuant to transitional rules under Section 162(m), compensation which is paid pursuant to a written, binding agreement in existence on February 17, 1993 is exempt from the deduction limit. As a result of these transitional rules, the Compensation Committee believes that Mr. Saper's compensation prior to June 30, 1996 will not be subject to the Section 162(m) deduction limitation. The Compensation Committee does not believe that the compensation to be paid to the Corporation's other executives will exceed the deduction limit set by Section 162(m).

                             COMPENSATION COMMITTEE

                               David Altschiller
                              William L. Asmundson
                              Norman M. Schneider

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Corporation specifically incorporated this information by reference and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index for the five-year period commencing July 1, 1990 and each subsequent June 30 through June 30, 1995. The graph assumes that the value of the investment in Common Stock was $100 on July 1, 1990 and that all dividends were reinvested.

   Measurement Period                                       S&P Medical
 (Fiscal Year Covered)      Datascope     S&P 500 Index       Products
1990                          100.00          100.00           100.00
1991                          268.17          107.40           132.92
1992                          315.10          121.80           151.78
1993                          201.13          138.40           124.49
1994                          214.53          140.35           120.01
1995                          231.30          176.94           184.12

                     ADOPTION OF THE 1995 STOCK OPTION PLAN

     On September 19, 1995, the Board of Directors of the Corporation adopted the 1995 Stock Option Plan subject to shareholder approval. The following is a summary of the material provisions of the 1995 Stock Option Plan. This summary should be read in conjunction with, and is qualified in its entirety by, the complete text of the 1995 Stock Option Plan, which is set forth in Exhibit A to this Proxy Statement and incorporated herein by reference.

DESCRIPTION OF THE 1995 STOCK OPTION PLAN

     The 1995 Stock Option Plan provides that options may be granted to key employees and officers of the Corporation. The 1995 Stock Option Plan currently provides that the aggregate number and class of shares which may be the subject of options granted pursuant to the 1995 Stock Option Plan is 750,000 shares of Common Stock. Any participant may be granted options under the 1995 Stock Option Plan to purchase up to a maximum of 150,000 shares of Common Stock in any year, subject to the aggregate maximum for all years of 750,000 shares of Common Stock. The 1995 Stock Option Plan was adopted on September 19, 1995 by the Board of Directors of the Corporation. Also on such date, options to purchase an aggregate of 195,250 shares of Common Stock were granted by the Compensation Committee subject to shareholder approval of the 1995 Stock Option Plan. There are 554,750 shares available for the future grant of options under the 1995 Stock Option Plan.

STOCK OPTION PLAN

     General Information. The 1995 Stock Option Plan currently provides for the issuance of options (each an "Option") to purchase up to 750,000 shares of Common Stock. Each Option may be either an Incentive Stock Option ("ISO") as defined in Section 422 of the Code or a Non-Qualified Stock Option ("NQSO"). The 1995 Stock Option Plan is designed to aid the Corporation and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Corporation, thereby stimulating in such individual an increased desire to render greater services which will contribute to the continued growth and success of the Corporation and its subsidiaries. Officers and key employees (approximately 150 persons) are currently eligible for grants of Options under the 1995 Stock Option Plan. Generally, any Option granted under the 1995 Stock Option Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for award under the 1995 Stock Option Plan. The 1995 Stock Option Plan will terminate on September 18, 2005, unless the Board of Directors, in its sole discretion, terminates the 1995 Stock Option Plan prior to that date.

     The Compensation Committee or other duly designated committee (the "Committee") of the Board shall administer the 1995 Stock Option Plan. The Committee has the full authority to interpret the 1995 Stock Option Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom Options may be granted under the 1995 Stock Option Plan, to select from among the eligible individuals those to whom Options are to be granted, to determine the terms and provisions of the respective Option agreements, and to make all other determinations necessary or advisable for the administration of the 1995 Stock Option Plan. The Committee has the right to make adjustments with respect to Options granted under the 1995 Stock Option Plan in order to prevent dilution of the rights of the holder of an Option. Members of the Committee are not eligible to receive Options under the 1995 Stock Option Plan; each member of the Committee is both a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" as that term is defined for the purposes of Section 162(m) of the Code.

     The Stock Option Plan may be wholly or partially amended or otherwise modified, or suspended at any time or from time to time by the Committee, with the approval of the Board of Directors. However, the following amendments can only be adopted subject to approval of the stockholders of the Corporation: any amendment which (i) increases the number of Shares that may be the subject of Options granted under the 1995 Stock Option Plan, (ii) expands that class of individuals eligible to receive Options under the 1995 Stock Option Plan, (iii) increases the period during which Options may be granted or the permissible term of

Options under the 1995 Stock Option Plan, (iv) decreases the minimum exercise price of such Options, or (v) would require the approval of shareholders in order for options granted under the 1995 Stock Option Plan to satisfy the requirements for performance-based compensation for purposes of Section 162(m)(4)(C) of the Code (or successor provisions).

     Neither the amendment, suspension nor termination of the 1995 Stock Option Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

     Options Issued Under 1995 Stock Option Plan. The terms of specific Options are determined by the Committee. The per share exercise price of the Common Stock subject to Options shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. However, in the case of ISOs granted to a holder of shares representing at least 10% of the total combined voting power of the Corporation, or of any subsidiary or parent thereof (a "10% Shareholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. Each Option will be exercisable during the period or periods specified by the Committee, and set forth in an option agreement, which period or periods shall not exceed 10 years from the date of grant, or five years, in the case of ISOs granted to a 10% Shareholder. The aggregate fair market value, determined as of the date of grant, of the Common Stock subject to ISOs which may first become exercisable by an individual (under the 1995 Stock Option Plan or any other plan of any parent or subsidiary of the Corporation) in any calendar year shall not exceed $100,000. All shares available for issuance under the 1995 Stock Option Plan may be ISOs.

     The 1995 Stock Option Plan provides that the Committee shall make adjustments with respect to the unexercised portion of any Option to prevent the inequitable dilution or enlargement of the rights of any holder of an Option. In the event of a merger or consolidation where the Corporation is not the surviving corporation, and the agreements governing such transaction do not provide for the substitution of new options in lieu of Options, the holder of any Option granted under the 1995 Stock Option Plan will have the right, not less than five days prior to the record date for the determination of shareholders entitled to participate in such merger or consolidation, to exercise the total unexercised portion of his or her Option without regard to any installment provisions of such Option, provided that all conditions precedent to the exercise of such Option, other than the passage of time, have been satisfied.

     Upon the exercise of an Option, the holder of such Option shall pay the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. The 1995 Stock Option Plan allows the participant to pay the exercise price in cash or previously owned shares of Common Stock, or a combination thereof. The 1995 Stock Option Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

     Should any employee terminate, either voluntarily or involuntarily, his or her employment at the Corporation or any of its subsidiaries, while holding any outstanding Options granted under the 1995 Stock Option Plan, such Options will terminate on the date of such termination of employment, regardless of the term of the Option. However, if the termination of employment is due to retirement, the holder may exercise any Option which the holder could have exercised on the date of such termination of employment, provided that such exercise is within the Option term and within three months of such termination of employment. In addition, if the termination of employment is due to either death or disability of the holder, the holder may exercise any Option which the holder could have exercised on the date of such termination of employment, provided that such exercise is within the Option term and within one year of such termination of employment.

     An employee exercising an Option is not permitted to sell or transfer any Common Stock acquired thereby within seven months following the date of such exercise without the prior written consent of the Corporation. In the event that during the first six months of such period the holder of the Option ceases to be an employee of the Corporation or its subsidiaries for any reason (other than death), then the Corporation shall have the right for the duration of such seven month period to repurchase all such shares of Common Stock which are subject to such restriction at a purchase price equal to the aggregate exercise price paid by the employee for such shares of Common Stock.

     As of October 16, 1995 the following individuals and groups were granted Options under the 1995 Stock Option Plan, subject to shareholder approval, in the amounts indicated: Lawrence Saper (Chairman of the Board and President): 0 shares; Ernst Janzen (Senior Vice President): 0 shares; Murray Pitkowsky (Senior Vice President and Secretary): 10,000 shares; Barry Cheskin (Vice President; President -- Collagen Products Division ): 20,000 shares; Russell Van Zandt (Vice President; President -- Cardiac Assist Division): 10,000 shares; Richard Monastersky (Vice President, Human Resources): 10,000 shares; Stephen E. Wasserman (Vice President, Chief Financial Officer and Treasurer;
President -- Patient Monitoring Division): 10,000 shares; S. Arieh Zak (Vice President, Regulatory Affairs and Corporate Counsel): 10,000 shares; all current executive officers as a group: 70,000 shares; and all employees, including all current officers, who are not executive officers, as a group: 125,250 shares. As of October 16, 1995 the market value of the Common Stock underlying outstanding Options was approximately $4,563,969.

FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the 1995 Stock Option Plan. This description does not purport to be a complete description of the federal income tax aspects of the 1995 Stock Option Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular employee eligible to receive Options.

     There will be no federal income tax consequences to employees or the Corporation on the grant of a NQSO. On the exercise of a NQSO, the employee generally will have taxable ordinary income, subject to withholding, equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Corporation will be entitled to a tax deduction in an amount equal to the amount of income recognized by the employee provided the Corporation complies with applicable withholding and/or reporting rules. Any ordinary income realized by an employee upon exercise of a NQSO will increase his tax basis in the Common Stock thereby acquired.

     Since the Common Stock acquired upon the exercise of an Option will not be transferable for the first seven months after exercise without the written consent of the Committee, and will be subject to repurchase by the Corporation at the option exercise price should the participant cease to be an officer or employee of the Corporation or its subsidiaries during the first six months of such seven month period, for federal income tax purposes the Common Stock will be subject to a "substantial risk of forfeiture" during such six month period. Thus, a participant will defer the recognition of income until the end of that six month period and recognize compensation income equal to the difference between the exercise price and the market value of the Common Stock at such time unless the participant elects to recognize compensation income on the exercise date. Any additional gain or any loss recognized upon the subsequent disposition of the acquired Common Stock will be a capital gain or loss, and will be a long-term gain or loss if such shares of Common Stock are held for more than one year.

     With respect to ISOs, no compensation income is recognized by a participant, and no deduction is available to the Corporation upon either the grant or exercise of an ISO. However, the difference between the exercise price of an ISO and the market price of the Common Stock acquired on the date that the substantial risk of forfeiture of the underlying Common Stock lapses will be included in alternative minimum taxable income of a participant for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of ISOs until the later of (i) two years from the grant of the ISOs or (ii) one year from the date of acquisition of the shares upon exercise of ISOs, any gain recognized by the participant on a sale of such shares will be treated as capital gain. The gain recognized upon the sale is the difference between the option price and the sale price of the Common Stock. The net federal income tax effects on the holder of ISOs generally is to defer, until the shares are sold, taxation of any increase in the value of the Common Stock from the time of grant to the time of exercise, and to treat such gain as capital gain. If the optionee sells the shares prior to the expiration of the holding period set forth above, the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date that the substantial risk of forfeiture of the underlying Common Stock lapses. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the application of the above-described rule would result in a loss to the optionee, the compensation income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. If an optionee disposes of shares obtained upon exercise of an ISO prior to the expiration of the holding period described above, the Corporation will, subject to satisfying certain withholding and/or reporting obligations, be entitled to a deduction in the amount of the compensation income that the optionee recognizes as a result of the disposition.

     An employee who surrenders shares of Common Stock in payment of the exercise price of a NQSO will not recognize gain or loss on his or her surrender of such shares, but will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise. However, the use by an employee of shares of Common Stock previously acquired pursuant to the exercise of an ISO will be treated as a taxable disposition if the transferred shares have not been held by the employee for the requisite holding period described above.

     If the Corporation delivers cash, in lieu of fractional shares, the employee will recognize ordinary income equal to the cash paid and the fair market value of any shares issued as of the date of exercise. An amount equal to any such ordinary income will be deductible by the Corporation, provided it complies with applicable withholding requirements.

     Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated executive officers, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Since an employer is not entitled to a deduction upon the grant or exercise of an ISO in any event, this provision does not affect the Corporation's tax treatment with regard to ISOs. Options (other than ISOs) granted under a plan approved by stockholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant are considered performance-based compensation, if certain requirements are met. The 1995 Stock Option Plan meets such requirements and, accordingly, any income realized by employees with respect to the 1995 Stock Option Plan is not subject to the deduction limitation of Section 162(m).

     The 1995 Stock Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under
Section 401(a) of the Code.

RESTRICTIONS ON RESALE

     Registration Under the Securities Act. The Corporation may register the shares of Common Stock underlying the Options on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission. The Commission has indicated that optionees who have acquired shares pursuant to a bona fide public offering registered on Form S-8 and who are not affiliates of the Corporation, at the time of their proposed reoffer or resale, may generally resell or reoffer the shares so acquired. Optionees who are affiliates of the Corporation may resell or reoffer shares acquired pursuant to an Option only if such reoffer or resale is made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to a prospectus which meets the requirements of General Instruction C of Form S-8. In the case of affiliates, the exemption provided by Rule 144 under the Securities Act would be available so long as the Corporation continues to be in compliance with the reporting requirements and the affiliate complies with the volume limitations and the other requirements of that rule.

     Exemption from Section 16(b) of the Exchange Act. If shareholder approval is obtained, the 1995 Stock Option Plan will meet the requirements of Rule 16b-3 of the Exchange Act, which would exempt the acquisition of certain options under the 1995 Stock Option Plan from the operation of Section 16(b) under the Exchange Act. The operation of Section 16(b) of the Exchange Act may limit the ability of officers and holders of more than 10% of the outstanding shares of Common Stock to sell shares acquired upon exercise of options granted under the 1995 Stock Option Plan. Until shareholder approval of the 1995 Stock Option Plan is obtained such that the 1995 Stock Option Plan is qualified under Rule 16b-3, the acquisition of an option would be deemed to be a purchase of the underlying shares of Common Stock into which the option is exercisable, which could be matched with sales of shares of Common Stock within six (6) months before or after such purchase. In the event of any such purchases and sales or sales and purchases, any profit realized in the transaction would have to be paid to the Corporation. Once the 1995 Stock Option Plan satisfies Rule 16b-3, the acquisition of an option to acquire shares of Common Stock thereunder will be exempt from Section 16(b), provided that the participant complies with certain other restrictions.

BOARD RECOMMENDATION

     The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to adopt the 1995 Stock Option Plan in order to qualify it under Section 162(m) of the Code and Rule 16(b)-3 of the Exchange Act so that the Corporation can attract, retain and motivate qualified employees and to align their interests with those of the Corporation's shareholders. See "Compensation Committee Report on Executive Compensation." Approval of the proposed 1995 Stock Option Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, the Board of Directors recommends that you vote FOR the adoption of the 1995 Stock Option Plan.

                        APPROVAL OF THE DIRECTOR OPTIONS

     The Director Options were approved by the Board of Directors of the Corporation on February 16, 1995, and granted by the Compensation Committee on February 23, 1995. The following is a summary of the material provisions of the Director Options. This summary should however be read in conjunction with, and is qualified in its entirety by, the complete text of the form of Option Agreement executed by each recipient of the Director Options, which is set forth in Exhibit B to this Proxy Statement and incorporated herein by reference.

DESCRIPTION OF THE DIRECTOR OPTIONS

     General Information. Each Director Option is exercisable with respect to 5,000 shares of Common Stock beginning on the date shareholder approval is obtained through February 22, 2005 at an exercise price of $18.25 per share, the fair market value of a share of Common Stock on the date of grant. The Corporation and the optionee may amend a Director Option by a written instrument, subject to the approval of the Board. The Director Options are designed to aid the Corporation in retaining and attracting directors of exceptional ability by enabling directors to purchase a proprietary interest in the Corporation, thereby increasing their respective efforts to render greater services which will contribute to the continued growth and success of the Corporation. A Director Option was granted to each of Messrs. Altschiller, Asmundson, Grayzel, Heller, and Schneider, the non-employee directors of the Corporation. As of October 16, 1995 the market value of Common Stock underlying the Director Options is $584,375.

     Other Terms of the Director Options. Upon the exercise of Director Option, the holder of such option is required to pay the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. The holder may pay the exercise price in cash or previously owned shares of Common Stock, or a combination thereof; the holder may elect to have shares withheld upon exercise for the payment of withholding taxes. The Board has the right to make adjustments with respect to the Director Options in order to prevent dilution of the rights of the holder thereof.

     The Director Option ceases to be exercisable on the date of the termination of the optionee's status as a director of the Corporation. If the optionee's status as a director of the Corporation terminates due to disability or to death, the optionee or his duly appointed guardian, conservator, executor or administrator has the privilege of exercising the unexercised portion of a Director Option within one year of the optionee's death or disability. In no event, however, shall the optionee or his duly appointed guardian, conservator, executor, or administrator, as the case may be, exercise the Director Option after February 22, 2005. The Director Options shall not be sold, pledged, assigned or transferred in any manner (except in the event of the termination of the optionee's status as a director of the Corporation due to disability or to death).

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the current federal income tax laws and regulations governing stock issuance and does not purport to be a complete description of the federal income tax aspects of a Director Option. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular optionee eligible to receive shares.

     The grant of a Director Option did not result in the realization of any taxable income by the recipient. However, upon the exercise of the Director Option, the optionee will generally realize income. Accordingly, following such exercise, there will be included as compensation in the gross income of the optionee an amount equal to the excess, if any, of (a) the fair market value of the shares over (b) the exercise price.

     The Corporation will be entitled to a deduction in connection with the exercise of the Director Option at the time, and to the extent, that the optionee recognizes ordinary income, subject to the Corporation satisfying certain withholding and/or reporting obligations with respect to the income so recognized by the participant. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual deduction available to public companies with respect to renumeration paid to certain highly-compensated employees ("covered employees") to $1,000,000. Because the optionees of the Director Options are non-employee directors, and by definition, a non-employee director cannot be a covered employee, it is not expected that Code Section 162(m) will effect the Corporation's deductions upon the exercise of the Director Options. Should the optionee become a covered employee during the term of the Director Option and prior to exercise, and the optionee exercises the Director Option in a year in which optionee is a covered employee, the deduction otherwise allowed to the Corporation in connection with such exercise may be subject to the deduction limitation of Code Section 162(m).

     An optionee who surrenders shares of Common Stock in payment of the exercise price of the Director Option will not recognize gain or loss on his surrender of such shares, but will recognize ordinary income on the exercise as described above. Of the shares of Common Stock received in such an exchange, that number of shares underlying the Director Option equal to the number of shares of Common Stock surrendered will have the same tax basis and capital gains holding period as the shares of Common Stock surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of the exercise of the Director Option.

     If the optionee subsequently sells shares acquired upon the exercise of the Director Option, he will realize gain or loss in an amount equal to the difference between the amount realized upon such sale and his basis in the shares he has sold. Such gain or loss will be a capital gain or loss, as the case may be, if the optionee held the Shares as capital assets (i.e., generally for investment), and such capital gain or loss will be a long-term capital gain or long-term capital loss, as the case may be, if the optionee held the shares for more than one year. His tax holding period for the shares which he sells shall begin on the date of the exercise of the Director Option.

RESTRICTIONS ON RESALE

     Registration Under the Securities Act. The shares underlying the Director Options have been registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission. The Commission has indicated that optionees who have acquired shares pursuant to a bona fide public offering registered on Form S-8 and who are not affiliates of the Corporation, at the time of their proposed reoffer or resale, may generally resell or reoffer the shares so acquired. Optionees who are affiliates of the Corporation may resell or reoffer shares acquired pursuant to a Director Option only if such reoffer or resale is made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to a prospectus which meets the requirements of General Instruction C of Form S-8. In the case of affiliates, the exemption provided by Rule 144 under the Securities Act would be available so long as the Corporation continues to be in compliance with the reporting requirements and the affiliate complies with the volume limitations and the other requirements of that rule.

     Section 16(b) of the Exchange Act. The operation of Section 16(b) of the Exchange Act may limit the ability of officers and holders of more than 10% of the outstanding shares of Common Stock to sell shares acquired upon exercise of Director Options. Until shareholder approval of the Director Options is obtained, the acquisition of such option would be deemed to be a purchase of the underlying shares of Common Stock into which the option is exercisable, which could be matched with sales of shares of Common Stock within six (6) months before or after such purchase. In the event of any such purchases and sales or sales and purchases, any profit realized in the transaction would have to be paid to the Corporation. If shareholder approval is obtained, the Director Options will meet the requirements of Rule 16b-3 of the Exchange Act, which would exempt the acquisition of the Director Options from the operation of
Section 16(b) under the Exchange Act, provided that the participant complies with certain other restrictions.

BOARD RECOMMENDATION

     The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to adopt the Director Options in order to qualify such options under Rule 16b-3 of the Exchange Act so that the Corporation can attract, retain and motivate qualified non-employee directors and to align their interests with those of the Corporation's shareholders. Approval of the Director Options requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, the Board of Directors recommends that you vote FOR the adoption of the Director Options.

                  COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

     The Corporation's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, the Corporation believes that all its executive officers and directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                                 OTHER BUSINESS

     The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of the Corporation's shareholders must be received by the Corporation for inclusion in the Corporation's 1996 Proxy Statement and form of proxy on or prior to July 4, 1996.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Shareholders of the Corporation for the year ended June 30, 1995 (the "Annual Report") is being furnished simultaneously herewith. Such Annual Report is not to be considered a part of this Proxy Statement.

     Upon the written request of any shareholder, management will provide, free of charge, a copy of the Corporation's annual report on Form 10-K for the fiscal year ended June 30, 1995, including the financial statements and schedules thereto. Requests should be directed to Secretary, Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation's financial statements for the years ended June 30, 1995 and 1994 have been examined by the firm of Deloitte & Touche LLP, independent certified public accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     The Corporation's Board of Directors intends to review the appointment of independent certified public accountants at a meeting subsequent to the Annual Meeting of Shareholders.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has engaged the firm of MacKenzie Partners, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $7,500 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                         By Order of the Board of Directors,
                                                 MURRAY PITKOWSKY,
                                                    Secretary

Dated: November 1, 1995
Montvale, New Jersey

                                                                       EXHIBIT A

                                DATASCOPE CORP.

                             1995 STOCK OPTION PLAN
                           (AS OF SEPTEMBER 19, 1995)

     1. Purpose. The 1995 Stock Option Plan (the "Plan") of Datascope Corp. (the "Company"), a Delaware corporation, is designed to aid the Company and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Company and its subsidiaries. Certain of the options to be granted under the Plan are intended to satisfy the requirements for classification as "Incentive Stock Options" as defined in Section 422, of the Internal Revenue Code of 1986, as amended (the "Code"). (An option granted under the Plan which is intended to satisfy the requirements for classification as an Incentive Stock Option shall be referred to herein as a "Plan Incentive Stock Option").

     2. Amount and Source of Stock. The aggregate number and class of shares which may be the subject of options granted pursuant to the Plan is 750,000 shares ("Shares") of Common Stock, par value $.01 per share, of the Company, subject to adjustment as provided in paragraph 10, all of which may be subject to Plan Incentive Stock Options. Any one participant may be granted Options to purchase a maximum of 150,000 Shares in any one year, subject to adjustment as provided in paragraph 10. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full, for any reason, including, without limitation, an option exchange pursuant to paragraph 13 hereof, or in the event that any Shares issued upon the exercise of an option granted hereunder shall be reacquired by the Company as provided in paragraph 12 hereof, then the Shares subject to the option so exercised or the Shares so reacquired shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan; provided, however, that in the case of a cancellation or termination of an option in the same fiscal year that such option was granted (or for purposes of determining the maximum number of options which may be granted to a participant under the Plan, the cancellation or termination of an option at any time), both the canceled option and the newly granted option shall be counted in determining whether the participant has received the maximum number of options permitted to be issued to any one participant under the Plan.

     3. Administration of the Plan. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") comprised of three or more members of the Board, selected by the Board (the "Committee"). All of the members of the Committee shall be both "disinterested persons" as that term is described in Rule 16b-3(c)(2) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" as that term is defined for purposes of Section 162(m) of the Code (or any successor provision).

     The Committee shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom options may be granted under the Plan, to select from among the eligible individuals those to whom options are to be granted, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee, with approval by the Board, shall have full authority to amend the Plan; provided, however, that any amendment that (i) increases the number of Shares that may be the subject of stock options granted under the Plan, (ii) expands that class of individuals eligible to receive options under the Plan, (iii) increases the period during which options may be granted or the permissible term of options under the Plan, (iv) decreases the minimum exercise price of such options, or (v) would require the approval of shareholders in order for options granted under the Plan to satisfy the requirements for performance based compensation for purposes of Code Section 162(m)(4)(C) (or successor provision) shall only be adopted by the Committee subject to Board and shareholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his or her rights under any option. The date on which the Committee, adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event (such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant. Such resolutions shall also specify whether the option is or is not intended to qualify as a Plan Incentive Stock Option; provided, however, that in the event no such specification is made in such resolutions the Committee, will be deemed to have specified that such option is intended to qualify as a Plan Incentive Stock Option; provided, further, however that in the event the Code's requirements for qualification as an Incentive Stock Option are inconsistent with the terms of an option that is specified, whether explicitly or implicitly, as intended to qualify as a Plan Incentive Stock Option, then such specification shall be deemed changed to the minimum extent necessary to be consistent with such requirements of the Code. The adoption of any such resolution by the majority of the members of the Committee shall complete the necessary corporate action constituting the grant of said option and an offer of Shares for-sale to said individual under the Plan.

     4. Eligibility. All officers and key employees of the Company or subsidiaries of the Company, as determined by the Committee, shall be eligible to receive options hereunder; provided, however, that no Plan Incentive Stock Option shall be granted hereunder to any person who, together with his spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of such option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding Common Stock of the Company ("Ten Percent Shareholder"), unless the option granted to the Ten Percent Shareholder satisfies the additional conditions for options granted to Ten Percent Shareholders set forth in subparagraphs 5(a) and 6(a) hereof. For purposes of the Plan, a subsidiary shall mean any "subsidiary corporation" as defined in Section 424(f) of the Code or, with respect to any option under the Plan that is not an Incentive Stock Option, any partnership of which the Company or any subsidiary of the Company is a general partner. From time to time the Committee shall, in its sole discretion, within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder.

     5. Option Price; Maximum Grant.

     (a) The exercise price for the Shares purchasable under options granted pursuant to the Plan shall not be less than 100%, or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the fair market value per share of the Shares subject to option under the Plan at the Date of Grant, solely as determined by the Committee in good faith. The exercise price for options granted pursuant to the Plan shall be subject to adjustment as provided in paragraph 10.

     (b) To the extent necessary for any Plan Incentive Stock Options to qualify as Incentive Stock Options, the aggregate fair market value, determined as of the Date of Grant, of the Shares subject to such options which may first become exercisable by an individual in any calendar year, under this Plan and all other stock option plans of the Company and of any parent or subsidiary of the Company pursuant to which Incentive Stock Options may be granted shall not exceed $100,000.

     6. Term of Option.

     (a) Subject to the provisions of the Plan, the Committee shall have absolute discretion in determining the period during which, the rate at which and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or noncumulative basis; provided, however, that no option granted hereunder shall be exercisable for a period exceeding ten (10) years or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant. Unless the resolution granting an option provides otherwise, each option granted hereunder shall, subject to the provisions of paragraph 8 hereof, be exercisable for a period of ten (10) years or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant.

     (b) The grant of options by the Committee shall be effective as of the date on which the Committee, shall authorize the option; provided, however, that no options granted hereunder shall be exercisable unless and until the holders shall enter into individual option agreements with the Company that shall set forth the terms and conditions of such options. Each such agreement shall expressly incorporate by reference the provisions of this Plan and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

     7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate market value on the date of exercise is equal to the aggregate option exercise price of the shares being purchased, or (iii) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and the aggregate option exercise price for all of the shares covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

     8. Exercise and Cancellation of Options Upon Termination of Employment or Death. Except as set forth below, if a holder shall voluntarily or involuntarily terminate his service as an employee of the Company or any subsidiary of the Company, the option of such holder shall terminate upon the date of such termination of employment regardless of the expiration date specified in such option. If the termination of employment is due to retirement (as defined by the Committee in its sole discretion), the holder shall have the privilege of exercising any option that which the holder could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company, provided, however, that such exercise must be accomplished within the term of such option and within three (3) months of the holder's retirement. If the termination of employment is due to disability (to an extent and in a manner as shall be determined by the Committee in its sole discretion), he (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that he could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the termination of his employment with the Company or any subsidiary of the Company. If the termination of employment is due to the death of the holder, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the holder could have exercised on the date of his death; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the holder's death. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of employment. Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to be continued in the employ of the Company or any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation of or discharge such option holder or to lay off or require a leave of absence of such option holder (with or without pay), at any time, with or without cause.

     8A. Election to Have Shares Withheld.

     (a) A holder may elect to have Shares withheld by the Company in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided, (i) the Committee shall not have revoked its advance approval of the holder's share withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date"). If a holder elects within thirty (30) days of the date of exercise to be subject to withholding tax on the exercise date pursuant to the provisions of Section 83(b) of the Code, then the share withholding election may be made during such thirty
(30) day period. Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934 may make a share withholding election only if the following additional conditions are met: (i) the share withholding election is made no sooner than six (6) months after the Date of Grant, except, however, such six (6) month condition shall not apply if the holder's death or disability (as shall be determined by the Committee) occurs within such six (6) month period; and (ii) the share withholding election is made (x) at least six (6) months prior to the Tax Date, (y) during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

     (b) A share withholding election shall be deemed made when written notice of such election, signed by the holder, has been hand delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have Shares withheld.

     (c) Upon exercise of an option by a holder, the Company shall transfer the total number of Shares subject to the option to the holder on the date of exercise, provided, however, that pursuant to subparagraph (d) below, the holder will be unconditionally obligated to tender shares back to the Company.

     (d) If a holder has made a share withholding election pursuant to this
Section 8A; and (i) within thirty (30) days of the date of exercise of the option, the holder elects pursuant to the provisions of Section 83(b) of the Code to be subject to withholding tax on the date of exercise of his option, then such holder will be unconditionally obligated to immediately tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee) equal to the amount of tax required to be withheld plus cash for any fractional amount, together with written notice to the Company informing the Company of the holder's election pursuant to
Section 83(b) of the Code; or (ii) if the holder has not made an election pursuant to the provisions of Section 83(b) of the Code, then on the Tax Date, such holder will be unconditionally obligated to tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee) equal to the amount of tax required to be withheld plus cash for any fractional amount.

     9. Non-transferability of Options. No option granted under the Plan shall be sold, pledged, assigned or transferred in any manner except to the extent that options may be exercised by an executor or administrator as provided in paragraph 8 hereof. An option may be exercised, during the lifetime of the holder thereof, only by such holder or his duly appointed guardian or conservator in the event of his disability.

     10. Adjustments Upon Changes in Capitalization.

     (a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the option price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. No such adjustment shall be made that (i) with respect to a Plan Incentive Stock Option, would violate Code Section 422, or successor provision or (ii) would constitute a cancellation and reissuance of an option for purposes of Code Section 162(m) to the extent such reissuance would result in the grant of options in excess of the maximum number of options permitted to be granted to any participant under the Plan. Distributions to the Company's shareholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Committee whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

     (b) If, in the event of a merger or consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for the substitution of new options or other rights in lieu of the options granted hereunder or for the express assumption of such outstanding options by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any option theretofore granted under this Plan shall have the right not less than five (5) days prior to the record date for the determination of shareholders entitled to participate in such merger, consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option; provided, that any conditions precedent to such exercise set forth in any option agreement granted under this Plan, other than the passage of time, have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding options granted hereunder and any and all rights thereunder shall terminate as of said date.

     11. General Restrictions.

     (a) No option granted hereunder shall be exercisable if the Company shall, at any time in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such actions shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

     (b) The Committee may require, as a condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the holder only for investment and without any present intention to sell or otherwise distribute such Shares and that the option holder will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

     12. Restrictions on Transfers of Shares; Repurchase by the Company.

     (a) Without the prior written consent of the Company, the individual exercising an option hereunder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares acquired upon the exercise of options hereunder or any interest in any such Shares within seven (7) months following the date of such exercise. In the event that during the first six months of such period the option holder shall, for any reason (other than death), cease to be an officer or employee of the Company or its subsidiaries, then forthwith upon the occurrence of such event, the Company shall have the right for the duration of such seven month period to repurchase from the option holder, and upon the exercise of such right, the option holder shall be required to sell to the Company, all such Shares owned by him which are then subject to restriction under this subparagraph 12(a) for a price equal to the aggregate exercise price paid for such Shares. The Company may exercise its right to repurchase shares by mailing notice of exercise to the option holder prior to the expiration of the Company's repurchase right. In the event the Company repurchases such Shares, the certificate or certificates evidencing such Shares shall forthwith be delivered to the Company against full payment of the sum of (i) an amount of money in the form of cash or check equal to the amount, if any, paid by the optionee in cash or check as payment of the exercise price, and (ii) a number of Shares equal to the number of Shares, if any, paid by the optionee as payment of the exercise price, without regard to the then fair market value of such Shares. In the event the optionee had paid the option exercise price, in whole or in part, in Shares, then the Company shall delay such repurchase until six (6) months and ten (10) days from the date the optionee ceased to be an officer or employee of the Company or its subsidiaries.

     (b) The certificate or certificates delivered to individuals who exercise options hereunder to evidence Shares acquired upon any exercise of an option (as provided in paragraph 7 hereof) shall bear, in addition to any restrictive legend required by subparagraph 11(b) hereof, a legend summarizing the restrictions set forth in subparagraph (a) of this paragraph 12.

     (c) In the event of the death of an option holder, all restrictions set forth in subparagraph (a) and provided for in subparagraph (b) of this paragraph shall terminate forthwith with respect to any and all Shares owned by such holder at the date of his death, but neither the termination of such restrictions upon the death of the holder nor any lapse of restrictions upon the expiration of any period specified in subparagraph 12(a) hereof shall affect the obligations of the holder (or his executor or administrator) to comply with the requirements of subparagraph 11(b) in connection with any sale or other disposition of any such Shares.

     (d) Anything in the Plan to the contrary notwithstanding, the Committee, shall have the power, in its discretion, to lessen or eliminate the period of time during which the transfer of a holder's Shares is restricted under, and/or to eliminate or modify in the holder's favor the Company's right to repurchase Shares pursuant to, this paragraph 12, whether before or after any option is granted or exercised hereunder.

     13. Exchange of Options. The Committee shall have the right to grant options hereunder that are granted subject to the condition that the grantee shall agree with the Company to terminate all or a portion of another option or options previously granted under the Plan. The Shares that had been issuable pursuant to the exercise of the option terminated in the exchange of options shall, upon such termination, again become available for issuance pursuant to the exercise of options under the Plan.

     14. Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on September 18, 2005, and no options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

     The Plan shall be submitted to the shareholders of the Company for approval in accordance with the applicable provisions of the Delaware General Corporation Law as promptly as practicable and in any event within one year after the date of the original adoption hereof by the Board. Any options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained within such time period, the Plan and any options granted hereunder shall be terminated.

                                                                       EXHIBIT B

                                DATASCOPE CORP.

                             STOCK OPTION AGREEMENT

     Agreement, made as of the 23rd day of February, 1995 between DATASCOPE
CORP. (the "Company"), a Delaware corporation, and                         (the
"Optionee"), residing at                         (the "Agreement").

     The Optionee has been elected as a director of the Company at the annual meeting of the shareholders of the Company held on December 15, 1994. The Company has agreed that, in addition to director's fees, the Optionee should receive a ten-year option to purchase 5,000 shares of Common Stock of the Company. Accordingly, on February 16, 1995 the Board of Directors, and on February 23, 1995 the Compensation Committee of the Board of Directors, of the Company each approved the grant by the Company to the Optionee of a stock option to purchase 5,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), subject to the approval of the Shareholders of the Company and upon the terms and conditions set forth herein (the "Option").

     Therefore, in consideration of the premises and other good and valuable consideration, the parties hereto have agreed as follows:

          1. (a) The price at which the Optionee shall have the right to purchase Shares under this Agreement is $18.25 per share, subject to adjustment as provided in Paragraph 4.

            (b) Subject to Paragraph 1(c), unless the Option is previously terminated pursuant to this Agreement, the Option shall be exercisable with respect to all 5,000 Shares on the date Shareholder approval is obtained and ending February 22, 2005; provided, however, that the Option shall cease to be exercisable on the date of the termination of the Optionee's status as a director of the Company.

            (c) If the Optionee's status as a director of the Company terminates due to disability or to death, the Option shall be exercisable as provided in this subparagraph. The Optionee or, in the event of the Optionee's disability, his duly appointed guardian or conservator or, in the event of the Optionee's death, his duly appointed executor or administrator shall have the privilege of exercising the unexercised portion of the Option which the Optionee could have exercised on the day on which his status as a director of the Company terminated, provided, however, that such exercise must be in accordance with the terms of this Agreement and within one (1) year of the Optionee's disability or death, as the case may be. In no event, however, shall the Optionee or his duly appointed guardian or conservator or his duly appointed executor or administrator, as the case may be, exercise the Option after February 22, 2005.

          2. Nothing contained herein shall be construed (i) to confer on the Optionee any right to continue to serve as a director of the Company or
     (ii) to obligate the Company (including its shareholders, directors and officers) to either re-nominate the Optionee for election or re-elect the nominee to serve as a director or (iii) to derogate from any right of the Company (including its shareholders, directors and officers) to remove or request the resignation of the Optionee from the Company's Board of Directors.

          3. (a) The Option shall not be sold, pledged, assigned or transferred in any manner except to the extent that the Option may be exercised as provided in Paragraph 1(c).

            (b) For all purposes of this Agreement, except the Preamble and Paragraph 1(b), the term "Optionee" shall include any person entitled to exercise the Option pursuant to Paragraph 1(c).

          4. (a) If the outstanding Shares of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Shares as a dividend or upon a stock split, then the number and kind of shares subject to the unexercised portion of the Option and the exercise price of the Option shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder, provided, however, that any such adjustment shall be made without change in the total exercise price applicable to the unexercised portion of the Option. Adjustments under this paragraph shall be made by the Board of Directors, whose determination shall be final and binding and conclusive. In computing any adjustment under this paragraph, any fractional share shall be eliminated. Nothing contained in this Agreement shall be construed to affect in any way the right or power of the Company to make any adjustment, reclassification, reorganization or changes to its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

             (b) In the event of the dissolution or liquidation of the Company, or in the event of a merger or consolidation in which (1) the Company is not the surviving corporation, and (2) the agreements governing such merger or consolidation do not provide for the issuance to the Optionee of a Substitute Option (as hereinafter defined) or the express assumption of this Option, the Option and any rights hereunder shall terminate as of the effective date of any such dissolution, liquidation, merger or consolidation date. For purposes of this Paragraph 4, a Substitute Option shall mean an option under which the Optionee has the right to purchase on substantially equivalent terms (as hereinafter defined) (in lieu of Shares), the stock, securities or other property he would have been entitled to receive upon the consummation of such merger or consolidation had he exercised the option immediately prior thereto.

          5. The Option shall be exercised when written notice of such exercise, signed by the Optionee, has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which the Optionee then wishes to purchase and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in Paragraph 6 or 7 and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price for such number of Shares, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the shares being purchased, or (iii) a combination of these methods of payment. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the shares specified in said notice, and the date on which the Company receives said notice and documentation shall, subject to the provisions of Paragraphs 6 and 7, be the date as of which the Shares so purchased shall be deemed to have been issued. The Optionee shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation. For purposes of this Agreement, the fair market value per Share on a given date shall be: (i) if the Shares are listed on a registered securities exchange or included in the National Market System, the closing price per Share on such date (or, if there was no trading on such exchange on such date, on the next preceding day on which there was trading); (ii) if the Shares are not listed on a registered securities exchange or included in the National Market System, but the bid and asked prices per Share are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per Share on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not traded on a registered securities exchange and the bid and asked prices per Share are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the agreement of the parties in good faith or, in the absence of such agreement, as determined pursuant to arbitration under the auspices of the American Arbitration Association.

          6. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall determine in good faith that (i) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

          7. (a) The Company shall not be deemed obligated to the Optionee to register any of the Shares which may be acquired pursuant to any exercise of the Option under the Securities Act of 1933 (the "Act"). The Optionee acknowledges that, if the Shares are not so registered, his acquisition of any of the shares pursuant to an exercise of the Option will be made in part in reliance upon the exemption from the registration requirements of the Act afforded by Section 4(2) of the Act for transactions by an issuer not involving any public offering. The Optionee further acknowledges that the Company's reliance upon this exemption at the time of any exercise of the Option will be predicated upon the Optionee's representation at that time that such Shares are being acquired by him as an investment solely for his account and that he then has no intention of selling, pledging, transferring or otherwise distributing or disposing of all or any part of such Shares or any interest or participation therein except as permitted by the Act and the rules and regulations promulgated thereunder. The Optionee further acknowledges that, accordingly, if the Shares are not so registered, the receipt by the Board of Directors of written representations to such effect is a condition precedent to the right to exercise the Option, in whole or in part.

            (b) The Optionee agrees that there will be no disposition of all or any part of the Shares acquired pursuant to any exercise of the Option or any interest or interests therein, unless and until such disposition has been registered under the Act or the Company receives an opinion of its counsel that registration under the Act is not required in connection with such disposition.

            (c) The Optionee agrees that upon any exercise of the Option, unless the Shares acquired pursuant to such exercise have been registered under the Act, the transfer agent for the Shares acquired pursuant to such exercise will be instructed to place appropriate stop orders against the transfer of the Shares and that the certificate or certificates to be issued representing the Shares will conspicuously bear a legend substantially as follows:

        The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act.

            (d) The Optionee acknowledges that he is presently familiar with the Company's business, operations and financial condition. In this connection, the Company agrees that, upon the request of the Optionee, it will provide the Optionee with a copy of its then most recent Annual Report to Shareholders, its then most recent definitive Proxy Statement in connection with a meeting of its shareholders for the election of directors, its then most recent Annual Report on Form 10-K, and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission subsequent to the filing of its then most recent Annual Report on Form 10-K. In addition, the principal officers of the Company will be reasonably available to discuss with the Optionee the information contained in these documents.

          8. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

          9. Subject to Paragraphs 1(c) and 3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.

                               ------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          DATASCOPE CORP.

                                          BY:__________________________________
                                             Murray Pitkowsky

                                             __________________________________

PROXY                            DATASCOPE CORP.                    COMMON STOCK
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE CORPORATION FOR ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 12, 1995

  The undersigned hereby constitutes and appoints LAWRENCE SAPER and MURRAY PITKOWSKY, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock, par value $.01 per share, of DATASCOPE CORP. which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of DATASCOPE CORP., to be held at The Harmonie Club, 4 East 60th Street, New York, New York, on December 12, 1995 at 11 o'clock A.M., local time, and at any adjournment thereof, on all matters coming before said meeting:

  1. ELECTION OF DIRECTORS. Nominees: George Heller and William L. Asmundson (Mark only one of the following boxes.)

            / / VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):__________________

            / /  VOTE WITHHELD from all nominees.

  2. PROPOSAL TO APPROVE THE ADOPTION OF THE DATASCOPE CORP. 1995 STOCK OPTION PLAN.

            / /  FOR          / /  AGAINST        / /  ABSTAIN

  3. PROPOSAL TO APPROVE THE GRANT OF THE DIRECTOR OPTIONS.

            / /  FOR          / /  AGAINST        / /  ABSTAIN

  4. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

                        (Continue and sign on other side)

(Continued from other side)

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors, FOR the proposal to approve the adoption of the Datascope Corp. 1995 Stock Option Plan, FOR the proposal to approve the grant of Director Options.

   The undersigned acknowledges receipt of the accompanying Proxy Statement dated November 1, 1995

                                            Date:_________________________, 1995

                                            ____________________________________

                                            ____________________________________
                                                Signature of Shareholder(s)

                                            (When signing as attorney, trustee,
                                            executor, administrator, guardian,
                                            corporate officer, etc., please give
                                            full title. If more than one
                                            trustee, all should sign. Joint
                                            owners must each sign.)

                                            Please date and sign exactly as name
                                            appears above.

                                            I plan  / /   I do not plan  / /
                                            to attend the Annual Meeting.